EXHIBIT 10.36










                              LEASE AGREEMENT

                                 CONCOURSE

                              ATLANTA, GEORGIA













LANDLORD: CONCOURSE I, LTD.
          -------------------------------------------------

TENANT:   SIMMONS COMPANY
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BUILDING: CONCOURSE CORPORATE CENTER ONE
          -------------------------------------------------

SUITE:    600
          -------------------------------------------------

SQ. FT.:  37,500 RENTABLE SQUARE FEET (34,404 USABLE SQUARE FEET)
          -------------------------------------------------------

TERM:     TEN (10) YEARS EIGHT (8) MONTHS (AUGUST 1, 1992 - MARCH 31, 2003)
          -------------------------------------------------------------




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

Item                                         Page   Item                                        Page
 1.  Premises and Term  . . . . . . . . . . . . 1    23.  Attorney's Fees . . . . . . . . . . . .  8
 2.  Rent.  . . . . . . . . . . . . . . . . . . 1    24.  Time of Essence . . . . . . . . . . . .  8
 3.  Reimbursement for Increases in Operating        25.  No Estate in Land . . . . . . . . . . .  8
       Expenses and Taxes . . . . . . . . . . . 2    26.  Security Deposit  . . . . . . . . . . .  8
 4.  Delivery of the Premises . . . . . . . . . 3    27.  Completion of the Premises  . . . . . .  9
 5.  Acceptance of the Premises . . . . . . . . 3    28.  Parking Arrangements  . . . . . . . . .  9
 6.  Use  . . . . . . . . . . . . . . . . . . . 3    29.  Rules and Regulations . . . . . . . . .  9
 7.  Tenant's Care of the Premises  . . . . . . 3    30.  Right to Relocate . . . . . . . . . . .  9
 8.  Services . . . . . . . . . . . . . . . . . 4    31.  Late Payments . . . . . . . . . . . . .  9
 9.  Destruction or Damage to Premises  . . . . 5    32.  Estoppel Certificate  . . . . . . . . .  9
10.  Default by Tenant: Landlord's Remedies . . 5    33.  Severability and Interpretation . . . .  9
11.  Assignment and Subletting  . . . . . . . . 6    34.  Multiple Tenants  . . . . . . . . . . .  9
12.  Condemnation . . . . . . . . . . . . . . . 7    35.  Force Majeure . . . . . . . . . . . . .  9
13.  Inspections  . . . . . . . . . . . . . . . 7    36.  Quiet Enjoyment . . . . . . . . . . . .  9
14.  Subordination  . . . . . . . . . . . . . . 7    37.  Brokerage Commission; Indemnity . . . .  9
15.  Indemnification and Hold Harmless  . . . . 7    38.  Exculpation of Landlord . . . . . . . .  9
16.  Tenant's Insurance . . . . . . . . . . . . 7    39.  Original Instrument . . . . . . . . . . 10
17.  Remedies Cumulative  . . . . . . . . . . . 8    40.  Georgia Law . . . . . . . . . . . . . . 10
18.  Entire Agreement - No Waiver   . . . . . . 8    41.  No Recordation of Lease . . . . . . . . 10
19.  Holding Over . . . . . . . . . . . . . . . 8    42.  Hazardous Wastes  . . . . . . . . . . . 10
20.  Headings . . . . . . . . . . . . . . . . . 8    43.  Lease Binding Upon Delivery . . . . . . 10
21.  Notices  . . . . . . . . . . . . . . . . . 8    44.  Special Stipulations  . . . . . . . . . 10
22.  Heirs, Successors and Assigns - Parties  . 8         Signature Page  . . . . . . . . . . . . 10

EXHIBIT "A" - Location of Premises Within Building

EXHIBIT "B" - Space Plan of Premises

EXHIBIT "C" - Work Letter

EXHIBIT "D" - Rules and Regulations

EXHIBIT "E"   Description of the Property

EXHIBIT "F"   Right of First Refusal/Subject Space

EXHIBIT "G"   Equipment List

                              LEASE AGREEMENT

                        CONCOURSE AT LANDMARK CENTER


     THIS LEASE AGREEMENT (the "Lease") made this 7th day of February, 1992 by and between CONCOURSE I, LTD. ("LANDLORD"), a Georgia limited partnership which has as its address for all purposes hereunder as follows:

     c/o The Landmarks Group General Corporation
     One Concourse Parkway
     Suite 600
     Atlanta, Georgia 30328-5346

and SIMMONS COMPANY   ("Tenant"), a corporation of the State of Delaware
which has as its address:

     6 Executive Park Drive
     Atlanta, Georgia 30329 until the Commencement Date, and thereafter, at the Premises

                                 WITNESSETH:
                                 -----------


PREMISES AND TERM

*Such figures to
be confirmed and
if appropriate,
adjusted, by
Wakefield/Beasley
Architects, Inc.

     1. (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

     Floor:  6th     Suite:  600    Square Feet:  37,500#/rentable square
             ----            ---                  -----------------------
     feet (34,404*usable) located at the herein called "Building":
     --------------------

     Building: Corporate Center One    Address: One     Concourse Parkway
               --------------------             ---
     Fulton County, Georgia

     Total Building Rentable Area:  287,929
                                    --------------------------------------

          (b) The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "B", and made a part hereof, and are
                               -----------
located in that portion of the Building shown on Exhibit "A", attached
                                                 -----------
hereto and by this reference incorporated herein. The term of this Lease (the "Term") shall commence, subject to the provisions of Paragraph 4, herein, on the 1st day of August, 1992 (the "Commencement Date"), and end at midnight on the 31 day of March 2003 unless sooner terminated as herein provided. This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date.

          (c) "Lease Year" as used herein shall mean (i) each and every twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last twelve (12) month period and said expiration or termination. The first such twelve
(12) month period shall commence on the Commencement Date.

          (d)  The Building and the land upon which said Building is located, more particularly described on Exhibit "E", attached hereto and by
                                        -----------
this reference incorporated herein, is herein referred to as the "Property".

          (e) The Premises shall include the appurtenant right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view, is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability under this Lease.

RENT

**See Special
Stipulations

     2. (a) Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place as Landlord may designate in writing, without demand, deduction or setoff, an annual rental for the
first year of the Term in the amount of $  **   due and payable
                                         -----
in equal monthly installments (the "Monthly Rental") in advance on the first (1st) day of each calendar month during the Term. The Monthly Rental
for the first Lease Year is $  **        (the "Initial Monthly Rental").
                             ----------
The term "Rent", as used herein, shall mean Monthly Rental, "Adjusted Monthly Rental" (as that term is herein defined), "Additional Rent" (as that term is herein defined) and any additional amounts or charges due of Tenant hereunder.

          (b)  Definitions as used in this Paragraph 2:

               (i) The "Consumer Price Index" shall be the revised Consumer Price Index for All Urban Consumers, All Items for the United States (1982-1984=100), issued by the U.S. Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index published by the U.S. Bureau of Labor Statistics is discontinued, another index recognized as authoritative shall in good faith be substituted.

              (ii)  "Increase Multiplier" shall mean a fraction:

                    The Numerator:  The Consumer Price Index, as herein
               defined, published for the month which is the later of fifteen (15) months prior to the end of the then expiring Lease Year or three (3) months prior to the Commencement Date, increased or decreased (whichever shall be appropriate) by 55% of the amount by which the Consumer Price Index published for the month which is three (3) months prior to the end of the then expiring Lease Year exceeds such Consumer Price Index.

                    The Denominator:  The Consumer Price Index published
               for the month which is the later of fifteen (15) months prior to the end of the then expiring Lease Year or three
               (3) months prior to the Commencement Date.

          (c) Tenant shall pay to Landlord, without demand, deduction or set-off, for each month during each Lease Year subsequent to the first Lease Year, an Adjusted Monthly Rental determined as a product of (i) the Monthly Rental or Adjusted Monthly Rental, as the case may be, and (ii) the Increase Multiplier; provided, however, in no event shall




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          (d)  If the Monthly Rental for any given Lease Year cannot be calculated by the end of the then expiring Lease Year because of the unavailability of the above-mentioned figures, then Tenant shall continue to pay the existing Monthly Rental, and Landlord shall prepare as soon as is practical a statement reflecting the Monthly Rental for the Lease Year in which Tenant is then occupying the Premises. Within thirty (30) days following receipt of Landlord's statement, Tenant shall also pay any amounts due from Tenant because of such adjustments for months in which Tenant would have paid a greater Monthly Rental had such figure been calculated earlier. In the event Tenant's payments have been in excess of the Monthly Rental actually due, Tenant shall be given a credit for such amount from the payment of Monthly Rental next due of Tenant.

          (e) Should this Lease commence or terminate at any time other than the last day of a calendar month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

REIMBURSEMENT
FOR INCREASES
IN OPERATING
EXPENSES AND
TAXES

     3. (a) The Initial Monthly Rental provided for herein is based, in part, upon Landlord's estimate of "Operating Costs," as hereinafter defined, of repairing, maintaining, and operating the Building and Property during each calendar year of the Term. The "Initial Operating Costs" are stipulated to be $6.50 multiplied by the number of square feet in the Total
                 -----
Building Rentable Area.

          (b) The term "Operating Costs" shall mean all operating expenses of the Property and Building which shall be computed on an accrual basis and which shall include all expenses, costs, and disbursements of every kind and nature which Landlord (i) shall pay; and/or (ii) become obligated to pay, including, but not limited to, the following:

       (i) Wages and salaries of all employees engaged in the operation and maintenance of the Property and Building, including, but not limited to, taxes, insurance and benefits relating thereto;

       (ii) All supplies and materials used in the operation and maintenance of the Property and Building;

      (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building;

       (iv) Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

        (v) Cost of all insurance relating to the Property and Building including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

       (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Property and Building or by others, subsequently created or otherwise, and any taxes (other than federal and state income taxes), and assessments attributable to the Property and Building or its operation and any reasonable consultants fees incurred with respect to issues or concerns involving the taxes or the Building, the Property, or both;

      (vii) Cost of repairs and general maintenance of the interior and exterior of the Property and Building (including, but not limited to, glass breakage), parking areas, and landscaping;

     (viii) A management fee for general operation and management of the Property and Building, such management fee to be consistent with the management fee paid for the management of other first-class office buildings in the area of the Building;

      (ix) An amortization cost due to any capital expenditures incurred (i) which have the effect of reducing or limiting Operating Costs of the Property and Building, if such reduction or limitation inures to Tenant's benefit (but only to the extent and in the amount that such Operating Costs of the Property and Building are reduced), or (ii) which may be required by governmental authority or by Landlord's insurance carrier;

      (x) all assessments made, charged, levied, assessed or accrued against Landlord by The Concourse Office Park Association,
    Inc.

     Expressly excluded from the definition of the term "Operating Costs" are:

          (i) Replacement of capital investment items (excepting those expenditures relating to above);

         (ii)  Landlord's home office expense;

        (iii)  Leasing commissions;

         (iv) Specific costs billed to and paid by specific tenants or other third parties;

          (v)  Depreciation;

         (vi) Principal, interest, and other costs directly related to financing the Building;

        (vii) The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property and Building;

       (viii) The wages and salaries of any supervisory or management employee of Landlord not involved in the day-to-day operation and maintenance of the Property and Building.

          (c) The term "Tenant's Share" shall mean the proportion that the Square Feet in the Premises, as shown in Paragraph 1 herein, bears to ninety-five percent (95%) of the Total Building Rentable Area, or the average percentage of the Total Building Rentable Area actually leased in the Building for any calendar year, if such average is greater than ninety-five percent (95%) of the Total Building Rentable Area. The average shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). Notwithstanding anything to the contrary contained herein, in the event the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to the greater of (i) the actual operating expenses for 1993, on a per square foot per annum basis adjusted in accordance with this Lease, or (ii) those Operating Costs which vary with occupancy, such as, by way of illustration but not limitation, janitorial and electric costs, determine Operating Costs as though the Building had been fully occupied in such calendar year, but in no event shall Tenant ever be required to pay more than Tenant's Share of Operating Costs.





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See Special
Stipulations


          (d) In the event that the actual Operating Costs for the calendar year (projected for a full calender year in the event the Commencement Date occurs in the year that the Building is completed and first ready for occupancy) in which this Lease commences ("Initial Calendar Year") exceeds the Initial Operating Costs set out in Paragraph 3(a) above. Tenant shall pay Tenant's Share of the Initial Calendar Year's increase in the Operating Costs over the Initial Operating Costs as set forth above proportionately to the extent that Tenant's Lease was in effect during the Initial Calendar Year. Any increase payable by Tenant under this provision shall be deemed "Additional Rent." Landlord shall within the period of one hundred twenty (120) days (or as soon thereafter as practical) after the close of the Initial Calendar Year, give Tenant an unaudited statement of such year's actual Operating Costs ("Actual Operating Costs"), and a comparison with the Initial Operating Costs, and if Additional Rent is due. Tenant shall pay such Additional Rent to Landlord within thirty (30) days of statement receipt.

          (e) Landlord shall provide Tenant with a comparison of the Initial Operating Costs and the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay, as Additional Rent Tenant's Share of any projected increase in Landlord's projected Operating Costs for operating the Property and Building over the Initial Operating Costs. Such projected increase in Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such projected increase during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 1, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within a period of one hundred twenty
(120) days (or as soon thereafter as practical) after the close of each such respective calendar year following the Initial Calendar Year of occupancy provide Tenant an unaudited statement of such year's Actual Operating Costs compared to the Initial Operating Costs. If the Actual Operating Costs are greater than the projected Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the Actual Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance. Tenant's Share of the difference between the projected Operating Costs and the greater of Actual Operating Costs or Initial Operating Costs.

          (f) Anything herein to the contrary notwithstanding, in no event shall the Initial Monthly Rental as set forth in Paragraph 2(a) ever be reduced.

          (g) Should this Lease commence or terminate at any time other than the first day of a calendar year the amount of additional rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

          (h) Within thirty (30) days of its receipt of the operating statement, Tenant at its sole cost and expense shall have the right to review in Landlord's offices and during normal business hours Landlord's records of Operating Costs. If within such thirty (30) day period. Tenant does not give written notice stating in detail reasonable objections to such Additional Rent calculations, Tenant shall be deemed to have given approval of such calculations.

          (i) Tenant's payments of Additional Rent shall not be deemed payments of base rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.


DELIVERY OF THE
PREMISES


     4. [SECTION DELETED]


ACCEPTANCE OF
THE PREMISES


     5. The taking of possession of Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to any "punch-list" items agreed upon by Landlord and Tenant which must be remedied after Tenant's acceptance of the Premises.


USE


     6. Tenant shall use the Premises only for professional, executive office purposes, generally in accordance with the manner of use by other tenants in the Building. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "D" attached
                                                       -----------
hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Building. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.


TENANT'S CARE
OF THE
PREMISES

     7. (a) Tenant will take good care of the Premises and the fixtures and appurtenances therein, and will neither commit nor suffer any active or permissive waste or injury thereof. Tenant's responsibilities in conjunction therewith shall maintain the Premises in a first-class condition and state of repair. All such repair work, maintenance and any alterations permitted by Landlord (i) shall be done at Tenant's sole costs and expense; (ii) shall be done by Landlord's employees or agents or, with Landlord's express written consent, by persons requested by Tenant; and
(iii) shall first be consented to in writing by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises.

          (b) Tenant will not, without Landlord's prior written consent, make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about Premises and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Building or the Property. Beginning on January 1, 1994 and on or about January 1 thereafter during the Term,; provided, this provision shall not mean that Landlord shall require Tenant to acquire Landlord's consent to hang pictures and other normal wall hangings. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by





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[Illegible]
Tenant and condemnation excepted, unless Landlord has agreed in writing at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or early termination of the Term.

     (c) No later than the last day of the Term, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or the Building) in as good a condition as they were at the beginning of the Term, reasonable wear and tear, unrepaired casualty not caused by Tenant* and condemnation excepted. All property of Tenant remaining in the Premises after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

     (d) In doing any work related to the installation of Tenant's furnishings, fixtures or equipment in the Premises, Tenant will use only contractors or workmen consented to by Landlord in writing prior to the time such work is commenced. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence of liability and personal property insurance coverage in such amounts and with such insurance carriers as shall be reasonably satisfactory to Landlord. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workmen if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all loss, cost, damage, expense or liabilities including, but not limited to reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens.

     (e) Tenant agrees that all personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto unless caused by gross negligence or willful misconduct of Landlord.

SERVICES

     8. (a) Provided Tenant is in compliance with the terms and conditions of this Lease. Landlord shall furnish the following services (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

        (i)  Elevator service for passenger and delivery needs.

        (ii) Air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office buildings in the Atlanta area, but consistent with and subject to all Federal and local energy conservation regulations.

        (iii) Public restrooms, including the furnishing of soap, paper towels, and toilet tissue.

        (iv) Either hot and cold or tempered running water for all restrooms and lavatories.

        (v) Janitorial service, include sanitizing, dusting, cleaning, mopping, vacuuming and trash removal each Monday through Friday, and floor waxing and polishing, window washing, smudge removal and venetian blind cleaning as appropriate.

        (vi) The replacement of building standard fluorescent lamps and ballasts as needed.

        (vii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, exterior windows, exterior doors and roof of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building.

        (viii) Grounds care, including the sweeping of walks and parking areas and the maintenance of landscaping in an attractive manner.

        (ix) General management, including supervision, inspections and management functions.

        (x)     Electricity to operate the Building and Property.

     (b) The services provided for in Paragraph 8(a) herein are predicated on and are in anticipation of certain usage of the Premises by Tenant as follows:

        (i) Services shall be provided for the Building during normal business hours as described in the Rules.

        (ii) HVAC design is based on sustained outside temperatures being no higher than 95 degrees Fahrenheit and no lower than 14 degrees Fahrenheit with sustained occupancy of the Premises by no more than one person per 150 square feet of floor area and heat generated by electrical lighting and fixtures not to exceed 3.0 watts per square foot.

        (iii) Electric power usage and consumption for the Premises shall be based on lighting of the Premises during normal business hours on a level suitable for normal office use and power for small desk-top machines and devices using no more than 110 volt, 20 amp circuits (allowable load of 15 amps). Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by separate written consent of Landlord.

        (iv) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load, on a per square foot basis, as determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord in Landlord's reasonable judgment, Landlord may (at Tenant's expense), if reasonably possible, install within the Building one
     (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements.
     If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per square foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment.

     (c) If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant as Additional Rent reimbursement for the direct cost of such added services. Landlord further reserves the right to install separate metering devices for the purpose of determining such excessive periods and/or amounts at Tenant's sole cost and expense. In the event of disagreement as to such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.




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     (d)*  Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from the installation, use malfunction, or interruption or use of any equipment in connection with the furnishing of services referred to herein, including, but not limited to, any interruption in services by any cause beyond the immediate control of the Landlord: provided however, Landlord shall exercise due care in furnishing adequate and uninterrupted services. Without limitation on the foregoing, under no circumstances* shall Landlord incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord.

     (e) There shall be available to tenants in the Building a Fairchild Communications Systems Service (the "Fairchild Service"), upon terms, conditions and fees to be agreed upon by Tenant and the party providing such Fairchild Service. Neither Landlord nor any manager of the Building shall be liable to Tenant under this Lease for any damages should the furnishing of any or all of such Fairchild Service be disrupted, terminated or diminished in any manner, nor shall any disruption, diminution, or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease, nor shall any disruption, diminution or cessation constitute constructive eviction or entitle Tenant to an abatement of Rent or other charges. Tenant agrees to hold Landlord and any such manager harmless from any claims Tenant may have arising out of or connected with such cessation or interruption. If Tenant elects not to use or be a part of the Fairchild Service as herein described, and Tenant has telephone or other such equipment installed at Tenant's own direction, then such other system shall not (i) cause the Building not to be in compliance with any municipal safety codes or ordinances, including, but not limited to, fire safety codes; (ii) cause damage to the Building;
(iii) require an amount of electrical or other services unreasonably in excess of the requirements for customary business-telephone systems; or
(iv) impact upon the normal use, function and operation of the Fairchild Service. If Tenant elects not to use or be a part of the Fairchild
Service, Tenant shall not use any wiring or other equipment which is a part of the Fairchild Service without the prior, written consent of the provider of such services. If Tenant shall use any such wiring or equipment without such consent. Tenant shall be liable for, and shall pay to the provider of such services on demand, (i) the cost of such use; (ii) the cost of repairing or replacing any writing or equipment damaged or altered by such use; and (iii) any and all other damages caused by such use.


DESTRUCTION OR
DAMAGE TO
PREMISES


     9. (a) If the Premises or the Building are totally destroyed (or so substantially damaged as to be untenantable in the determination of the Architect of the Building) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

          (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving written notice to Tenant within sixty (60) days from the date of such damage or destruction; or

         (ii) Commence the process of restoration of the Premises to a tenantable condition within sixty (60) days from the date of such casualty, and proceed with due diligence to complete said restoration of the Premises. In the event Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof or any restoration after a partial damage or destruction.

In the event Landlord fails to complete such restoration with reasonable diligence within one hundred eighty (180) days of the date of such casualty, as described above, this Lease may be terminated as of the date of such casualty, as described above, upon written notice from either party to the other given not more than ten (10) days following the expiration of said one hundred eighty (180) day period. In the event such notice is not given, then this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition
(evidenced by notice to Tenant that the Premises are in Landlord's judgment substantially repaired). In the event such damage or destruction occurs within six (6) months of the expiration of the Term, Tenant may, at its option on written notice to Landlord within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage.

          (b) If the Premises are damaged but not rendered wholly untenantable by any of the events set forth in Paragraph 9(a) above, Rent shall abate in such proportion as the Premises have been made untenantable. Landlord shall restore the Premises expeditiously, and upon the date of restoration, full Rent shall commence.









DEFAULT BY
TENANT;
LANDLORD'S
REMEDIES


     10. (a) The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

               (i) The Rent or any other sum of money due of Tenant hereunder is not paid within (10) days of the date when due:

              (ii) The Premises are deserted or vacated for in excess of ninety (90) consecutive days;

             (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if receiver is appointed for more than eighty-five percent (85%) of Tenant's assets;

               (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within ten (10) days after Tenant has notice of the filing of such lien;

               (v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant (other than the failure to pay when due any Rent or any other sum of money becoming due Landlord hereunder, which under all circumstances is governed by and subject to Paragraph 10(a)(i) herein), and persists in such failure after ten (10) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than ten (10) days to rectify, unless Tenant commences rectification within the ten
          (10) day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than ninety (90) days after such notice).

          (b) Upon the occurrence of an event of default. Landlord shall have the option to do and perform any one or more of the following.

          (i) Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy, Landlord may have, lawfully enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. (Sections)44-7-50 et seq. and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

        (ii)   [SECTION DELETED]

        (iii) Lawfully enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. (Sections)44-7-50 et seq. and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not entitled to any surplus so arising. Tenant shall reimburse Landlord for all reasonable costs and expenses (including, without limitation, advertising expenses and reasonable professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting of the Premises. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

         (iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, lawfully entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord.

          (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity.

          (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

ASSIGNMENT AND SUBLETTING

     11. (a) Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior written consent of Landlord.* Additionally, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the Premises leased, used, occupied or utilized. Any such purported lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises; if such a sublease is entered into, neither the rent payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space.

          (b) Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed by Landlord. In the event a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder. In the event Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within twenty (20) days from receipt of such notice (a) consent to such proposed subletting; (b) deny such consent, giving its reasons for denying such consent at the time of the denial. In the event Landlord gives its consent to any such assignment or sublease, any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary and legal and accounting services required to accomplish such assignment or subletting, as the case may be, up to, but not in excess of, $750.00 per request.

          (c) The sale or transfer of Tenant's voting stock (if a corporation) or partnership interest (if a partnership) resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated, shall not be deemed an assignment of this Lease which would otherwise require the prior written consent of Landlord.

CONDEMNATION

     12. (a) In all of the Premises, or a part of such Premises such that the Premises in the judgment of the Architect for the Building are untenantable, are taken, by virtue of eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to the Tenant. In the event of a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square feet of the Premises taken, as determined by the Architect for the Building. In either event, Landlord shall be entitled to, and Tenant shall not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for Tenant's moving expenses, loss of goodwill and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling.

INSPECTIONS

     13. Landlord, its agents or employees may enter the Premises at reasonable hours and upon reasonable prior notice (except in the event of an emergency, for which no notice shall be required) to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Building; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs (i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises.

SUBORDINATION

     14. (a) This Lease shall be subject and subordinate to any underlying land leases or first priority deed to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. In confirmation of the subordination set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments, in a reasonable form, as may be desired by any holder of a first priority deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or first priority deed to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). In the event that any such underlying land leases or first priority deed to secure debt terminates for any reason or any such first deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee within ten (10) days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

          (b) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale of conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. Tenant agrees that the institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of the Tenant hereunder.

          (c) In the event that such purchaser requests and accepts such attornment, from and after the time of such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against the Landlord if the deed to secure debt had not been terminated or foreclosed, except that such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets of defenses which tenant might have against the prior Landlord; or (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord.

INDEMNIFICATION AND HOLD HARMLESS

     15. (a) Tenant hereby indemnifies and holds Landlord harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, if such injury, expense, damage, liability or claim results either directly or indirectly from the gross negligence or willful misconduct by Tenant, the agents, servants, or employees of Tenant, or any other person entering upon the Premises under express or implied invitation or consent of Tenant. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any such action by a governmental authority.

          (b) Tenant agrees to report in writing to Landlord any materially defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

TENANT'S INSURANCE

     16. Tenant shall carry (at its sole expense during the Term) (i) fire and extended coverage insurance insuring Tenant's interest in its improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time, and (ii) worker's compensation insurance as required by applicable law. Tenant shall also procure and maintain throughout the Term a policy or policies of insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, such policy to have a combined single limit of not less than Five Million and No/100 Dollars ($5,000,000) for any bodily injury or property damage occurring as a result of or in conjunction with the above. Landlord and Tenant shall have included in all policies of insurance respectively obtained by them with respect to the Building or the Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancellable except after twenty (20) days' written notice to Landlord. At Landlord's request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term.

REMEDIES CUMULATIVE

     17. The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law.

ENTIRE AGREEMENT - NO WAIVER

     18. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

HOLDING OVER

     19. If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Adjusted Monthly Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last month of the Term. There shall be no renewal of this Lease by operation of Law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any permitted termination of the Lease by Landlord.

HEADINGS

     20. The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

NOTICES

     21. (a) Any notice by either party to the other shall be valid only in writing and shall be deemed to be duly given only if delivered personally or sent by certified mail addressed (i) if to Tenant, at the Premises and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed, upon the mailing thereof,

          (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, Tenant's general counsel, in the Premises.

HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

     22. (a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns, it being understood that the term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property (or of any lease thereof). Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. Should the Property and the entire Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord." Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

          (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

ATTORNEY'S FEES

     23. In the event of any law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

TIME OF ESSENCE

     24.  TIME IS OF THE ESSENCE OF THIS LEASE.

NO ESTATE IN LAND

     25. Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

SECURITY DEPOSIT

     26.  Tenant has this day deposited with Landlord $ -0-  as a security
                                                      -------
deposit for the performance by Tenant of all the terms, covenants, conditions of this Lease upon Tenant's part to be performed. Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to the Landlord. The security deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term hereof, provided Tenant has fully performed its obligations hereunder. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant, and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on hand at all times during the Term of this Lease. In the event of a sale or lease of the Building subject to this Lease, Landlord shall transfer the security deposit to the vendee or lessee, and Landlord shall thereupon be released from all liability for the return of such security deposit. Tenant shall look solely to the successor Landlord for the return of said security deposit. This provision shall apply to every transfer or assignment made of the security deposit to a successor Landlord. The security deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void.

COMPLETION OF THE PREMISES

     27. Landlord shall supervise completion of the work described in Exhibit "C", subject to payments which may be required of Tenant
- -----------
thereunder.  Any work required by Tenant as provided for in said Exhibit
                                                                 -------
"C" shall be performed within the provisions and according to all standards
- ---
of said Exhibit "C".
        -----------

PARKING ARRANGEMENTS

     28. Landlord shall maintain unreserved parking facilities for the purpose of accommodating Tenant. Tenant's invitees and employees, and other tenants, their invitees and employees, subject to such limitations and conditions from time to time imposed by Landlord. Said parking shall be maintained on the Property or on areas located in the vicinity of the Property. Said parking shall be provided in quantities which are in accordance with the zoning regulations or variances then in effect for the Concourse Project in which the Building is located.

RULES AND REGULATIONS

     29.  The Rules set forth on Exhibit "D" are a part of this Lease.
                                 -----------
Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use,operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon thirty (30) days notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules. In the event of any breach of any Rules, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord shall not be responsible to Tenant for the nonobservance by any other Tenant or person of any such Rules.

RIGHT TO RELOCATE

     30. If the size of the Premises described herein is less than Five Thousand (5,000) rentable square feet, Landlord reserves the right to relocate Tenant during the Term of this Lease or any renewal thereof, to similar or higher quality office space within the project currently referred to as "Concourse". If Landlord exercises this right to relocate Tenant, then any and all costs incident to said relocation shall be the responsibility of Landlord, said costs to be determined prior to relocation of Tenant.

LATE PAYMENTS

     31. Any payment due of Tenant hereunder not received by Landlord within five (5) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. Acceptance by the Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due, shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due, an event of default hereunder.

ESTOPPEL CERTIFICATE

     32. At any time during the period beginning with the execution of this Lease and ending with the termination of this Lease, Tenant shall, within ten (10) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser of the Property, the Building, or both (as designated by Landlord), or any prospective purchaser or transferee of the Building an Estoppel Certificate in recordable form, or in such other form as Landlord may from time to time require, evidencing whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises;(d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid, and (f) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchase or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee.

SEVERABILITY AND INTERPRETATION

     33. (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

MULTIPLE TENANTS

     34.  [DELETED]

FORCED MAJEURE:

     35. Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God or similar events.

QUIET ENJOYMENT

     36. So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

BROKERAGE COMMISSION; INDEMNITY

     37. THE LANDMARKS GROUP SERVICES CORPORATION OF GEORGIA ("SERVICES") HAS ACTED AS AGENT FOR LANDLORD IN THIS TRANSACTION AND CUSHMAN & WAKEFIELD
                                                        -------------------
OF GEORGIA, INC. ("CUSHMAN") HAS ACTED AS AGENT FOR TENANT IN THIS
- ----------------------------
TRANSACTION.  BOTH SERVICES AND CUSHMAN ARE TO BE PAID A COMMISSION BY
                                -------
LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

EXCULPATION OF LANDLORD

38. Landlord's liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, or shareholder of Landlord nor any of the partners of Landlord shall have any personal liability whatsoever with respect to this Lease.

ORIGINAL INSTRUMENT

     39. Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

GEORGIA LAW

     40. This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

NO RECORDATION OF LEASE

     41. Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

HAZARDOUS WASTES:

     42. [SECTION DELETED]

SEE SPECIAL STIPULATIONS

LEASE BINDING UPON DELIVERY

     43. This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

SPECIAL STIPULATIONS

     44. The special stipulations attached hereto and made a part hereof, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                         TENANT:   SIMMONS COMPANY, a Delaware corporation


                         /s/
                         _____________________________________________(SEAL)
                         Authorized Signature


                         /s/
                         ___________________________________________________
                         Type Name of Signatory


                         /s/
                         _____________________________________________(SEAL)
                         Authorized Signature


                         /s/
                         ___________________________________________________
                         Type Name of Signatory

                         *Note: If Tenant is a corporation, two authorized
                                corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

                                        (CORPORATE SEAL)

                         (Tenant's federal employer identification
                          number:_____________________)

                         "LANDLORD"
                         CONCOURSE I. LTD., a Georgia limited partnership
                         -----------------

                         (See attached signature page for Landlord)

                              "LANDLORD"

                               CONCOURSE I, LTD., a Georgia limited
                               partnership

                               By: State of California Public Employees'
                                   Retirement System, as general partner
                                   of Concourse I, Ltd.

                                   BY:  Alex. Brown Kleinwort Benson
                                        Realty   Advisors   Corp.
                                        (formely   FIA   Associates,
                                        Inc.), investment manager and
                                        duly   authorized   agent   of
                                        Californea Public Employees'
                                        Retirement System

                                   BY: /s/
                                      ------------------------------------
                                             Its: Managing Director

                                   BY: /s/ Leslie Ann Brown
                                      ------------------------------------
                                             Its: Assistant Vice President

                                             (CORPORATE SEAL)
excess shall be paid by Tenant to Landlord on demand. Any Expansion Space Allowance granted to Tenant in the circumstances where Tenant has elected to lease the Expansion Space in the last five (5) years of the Lease Term shall be a part of the Market Rate of Rent established, and there shall be no obligation on the part of Landlord to funds such amounts, except to the extent it is found to be a part of the Market Rate of Rent.

          (e) Except as expressly set forth to the contrary herein, all other terms and conditions of this Lease shall apply to the Expansion Space, and from and after the date Tenant elects to lease the Expansion Space, the Expansion Space shall be and shall be deemed to be a part of the Premises.

          (f) If, at the time of exercise of rights hereunder, Tenant is prohibited from doing so because there is an event which has occurred, but which is not yet a default because the cure period for the event in question has not passed, Tenant shall be entitled to exercise the right in question if Tenant cures the circumstance which would with the passage of time be a default within the applicable cure period.

          (g)  Attached hereto as Exhibit "F", and by this reference
                                  -----------
incorporated herein, is a drawing of the space leased by the tenant (Mobil Land Corporation ["Mobil"]) on the 7th floor of the Building with rights to the Expansion Space, and the date the lease rights of such tenant terminate as to such space. For the purposes of this Special Stipulation No.2, space is unencumbered when no tenant has any rights to such space (including rights arising out of expansion or lease term extension options or rights). The lease with Mobil expires on October 31, 1993 and Landlord shall not permit an extension or a renewal of that lease without giving the opportunity for Tenant to lease this space in accordance with this Paragraph.

          (h) Tenant shall have rights to lease Expansion Space which is available and unencumbered. Landlord shall use reasonable efforts to give notice to Tenant of such availability. If Tenant desires to lease such Expansion Space at such time, then Tenant shall have the right to lease such space by giving notice to Landlord of Tenant's desire to do so. Upon such notice, it shall be deemed that Paragraph 2(b), 2(c), 2(d), 2(e) and 2(f) are in force and effect, and Tenant shall lease such Expansion Space in accordance with said provisions.

          (i) In addition to the rights granted above, Tenant shall have a general right to lease any available and unencumbered space on the 7th floor of the Building which is not a part of the Expansion Space at the Market Rate of Rent, as described in Special Stipulation 2(b)(ii) herein. Tenant may initiate the procedure for determining the Market Rate of Rent for such space by notice to Landlord.

     3.   Renewal of Lease. (a) Provided this Lease is then in full force
          -----------------
and effect and there is no default on the part of Tenant or event for which notice of a default has been given by Landlord, Landlord hereby grants to Tenant an option to renew this Lease for two (2) periods of five
(5) years each (a "Renewal Term", or collectively the "Renewal Terms"), at a rental rate equal to the rental rate then being offered by Landlord to tenants desiring to lease comparable space in the Building or in other buildings comparable to the Building, as such rate is established by Landlord in its reasonable judgment. Tenant shall notify Landlord no more than fourteen (14) months and no less than twelve (12) months prior to the end of the Term if Tenant desires to renew this Lease under the terms of this Special Stipulation No. 3. If Tenant does give such notice, Landlord shall indicate to Tenant at least nine (9) months prior to the end of the Term the rental rate which shall be in effect for the Term as extended, on the basis as above-described. Tenant shall have thirty (30) days from the date Landlord makes such offer to either accept or reject such offer. If Tenant rejects such offer or fails to respond within such thirty (30) day period, then this Lease shall terminate as of the end of the Term as established herein; provided, however, that as long as Landlord and Tenant are having, in each of their respective reasonable judgment, bona-fide good faith discussions with one another on the terms and conditions of a Renewal Term, then tenant shall continue to have a right to a Renewal Term, up to and until the end of the Term or Renewal Term, as the case may be. Either Landlord or Tenant may terminate said discussions (and said rights of Tenant) at any time such party believes that no agreement on the Renewal Term satisfactory to said party shall be reached. If Tenant accepts such offer, then the Term shall be extended by said five (5) year period, upon such commercially reasonable Lease terms and conditions as Landlord and Tenant agree upon with respect to such Renewal Term, and the Rent for such Renewal Term shall be the rent as offered by Landlord and accepted by

Tenant pursuant to the terms and conditions of this Special Stipulation
No. 3.

          (b) If, at the time of exercise of rights hereunder, Tenant is prohibited from doing so because there is an event which has occurred, but which is not yet a default because the cure period for the event in question has not passed, Tenant shall be entitled to exercise the right in question if Tenant cures the circumstance which would with the passage of time be a default within the applicable cure period.

     4.   Tenant Improvement Allowance.  Tenant shall cause the tenant fit-
          ----------------------------
up and finish work in the Premises to be completed in accordance with plans and specifications to be agreed upon by Landlord and Tenant, in their respective reasonable judgment. Landlord shall provide an allowance for the tenant fit-up and finish work in the Premises of Twelve and No/100 Dollars ($12.00) per usable square foot within the Premises (the "Allowance").

     5.   Moving Allowance.  If Tenant is not in default under this Lease,
          ----------------
upon Tenant's acceptance of the Premises, as evidenced by an Acceptance of Premises Letter duly executed and delivered by Tenant, Landlord shall pay to Tenant, by Landlord's check, an amount equal to $47,875.00 (the "Moving Allowance").

     6.   Hazardous Materials.  (a) Tenant shall not (either with or
          -------------------
without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials from the Premises. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building, the Premises or the Property, any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42, U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenants shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises if caused by Tenant or persons acting under Tenant occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

          (b) Landlord shall not knowingly permit the introduction of any hazardous substances or materials in the Building (except for ordinary or customary office supplies or cleaning materials), and Landlord shall not hold Tenant responsible for any clean-up or other costs associated with the introduction of any hazardous substances or materials, if not caused by Tenant or persons acting under Tenant.

     7.   Parking.  (a)  Tenant shall have, as part of and not in addition
          -------
to, the parking rights given under Paragraph 28 of the Lease, six (6) reserved parking spaces in the Concourse I parking facilities (as such reserved parking spaces may be relocated from time to time). These reserved parking spaces shall be available to Tenant without additional charge to Tenant during the first (1st) Lease Year. Thereafter, such parking spaces shall be available to Tenant at a cost of Thirty-Five and No/100 Dollars ($35.00) per parking space per month, due and payable from Tenant on the first day of each month during the Term thereafter. Any failure by Tenant to make such payments shall allow Landlord to terminate all of Tenant's rights to use said parking spaces, but Tenant's failure to pay amounts due for such parking spaces shall not, in and of itself, be a default or an event of default under the Lease.

               (b) The parking deck and parking facilities associated with the Building provide for a ratio of 3.25 parking spaces per 1000 usable square feet of space.

               (c) Unreserved parking (exclusive of the parking provided in Paragraph 7(a) above) shall be available to Tenant without additional charge to Tenant during the one hundred twenty-eight (128) month initial Term.

     8.   Signage.  Tenant shall have a right to a strip on the existing
          -------
pylon sign for the Buiding. Such strip shall identify Tenant by name. The cost of said strip shall be charged against the Allowance, to the extent available.

     9.   Use.      Notwithstanding the use limitations given in Paragraph
          ---
6 herein, Tenant may have (subject to the provisions of Paragraph 8(b)(iv)) a computer room and a show room for Tenant's products in its Premises; provided, however, that retail sales to third-parties shall not be permitted from the Premises.

     10.  Equipment in the Premises.  Attached hereto as Exhibit "G", by
          -------------------------                      -----------
this reference incorporated herein, is a list of the equipment Tenant intends to bring in to the Premises (the "Equipment"). This Equipment, used in a commercially reasonably manner, shall not cause any additional charges to be due from Tenant under Paragraph 8(b)(iv) of the Lease, or cause

Landlord to submeter for electrical consumption in the Premises, as contemplated in Paragraph 8(c) of the Lease.

     11.  Landlord's Gross Negligence.  Landlord shall be liable to Tenant
          ---------------------------
for and hereby indemnifies Tenant and holds Tenant harmless against any and all loss, cost, damage or expense, including, but not limited to, court costs and reasonable attorney's fees, incurred by Tenant in connection with Landlord's gross negligence or willful misconduct.

     12.  Mortgages: Non-Disturbance.  Landlord owns the Building, as of
          --------------------------
the date hereof, free and clear of all mortgages deed to secure debt and other like instruments. Notwithstanding the terms and conditions of Paragraph 14 of the Lease, Tenant shall not be required to execute a subordination or attornment agreement with respect to any new financing or new owner, unless the party to which such agreement is being given grants to Tenant a corresponding non-disturbance agreement, providing that as long as Tenant complies with Tenant's obligations under the Lease, Tenant's tenancy shall not be disturbed.

     13.  Landlord's Entry Into the Premises.  Landlord's entry into the
          ----------------------------------
Premises under Paragraph 1(e) and 13 of the Lease shall be done in a manner so as to not cause any material disruption of Tenant's operations in the Premises, to the extent possible.

     14.  Rules and Regulations.  (a) Any Rules promulgated by Landlord
          ---------------------
after the date hereof shall only be effective as to Tenant if such Rules do not materially affect Tenant's ability to operate in the Premises.

               (b) Landlord shall use reasonable efforts to enforce Rules uniformly against similarly situated tenants.

     15.  Late Payments.  Notwithstanding the terms and conditions of
          -------------
paragraph 10(a)(i) of the Lease, it shall not be a default under the Lease if Tenant does not make a payment of a sum due hereunder unless Tenant fails to make such payment to Landlord within ten (10) days after Tenant's receipt of notice from Landlord to Tenant specifying Tenant's failure to make such payment. Landlord shall not be required to give notice to Tenant of any failure to make any such payments more than two (2) times in any calendar year. After Landlord has given Tenant the second notice with respect to Tenant's failing in the payment of such amounts in any calendar year, thereafter the failure to pay any such payment during the remainder of the same calendar year shall be a default if such payment is not made by the tenth (10th) day after the date when the same shall become due and payable.

     16.  Construction Work Within the Premises.  (a) For the purposes of
          -------------------------------------
this Lease any limitations on Tenant's rights to improve the Premises shall not apply to Tenant's general office furniture in the Premises, or to any of Tenant's products in the display area for Tenant's goods in the Premises, which Tenant may bring into the Premises or remove, at Tenant's option.

               (a) Notwithstanding the terms and conditions of Paragraph 7 of the Lease, Tenant shall be entitled to perform work within the Premises, with notice to, but not the consent of, Landlord as long as (i) the cost of such work does not exceed, in the aggregate, $5,000.00; (b) such work does not adversely affect the structural components of the Building or the Building's systems; (c) the terms and conditions of Paragraph 7(d) of the Lease are complied with; and (d) Tenant delivers to Landlord, upon the completion of such work, complete, any as-built plans and specifications for the work performed.

               (b) Tenant shall not be required to remove any items from the Premises at the end of the Term unless Landlord, as a part of any consent required of Landlord for work being performed by Tenant in the Premises, gives notice to Tenant, as a part of such consent, that such work will have to be removed by Tenant at the end of the Term.

     17.  Concourse Office Park Association Costs.  The costs chargeable to
          ---------------------------------------
Tenant under Paragraph 3(a)(x) of the Lease shall include the following (and other similar costs):

               (i) the maintenance, upkeep and repair of the grounds, landscaping, irrigation facilities and improvements on the Concourse Office Park (the "Office Park") (which shall include, but shall not be limited to, the regular, ordinary maintenance and care of grass, bushes, shrubs, trees and other landscape items);

              (ii)  trash and garbage pickup;

              (iii) maintenance, upkeep and repair of any jogging, bicycle or pedestrian paths or walkways on the Office Park;

              (iv)  pest and insect control with respect to the Office
          Park;

              (v) the repair, maintenance and upkeep of any lakes and dams and impoundments on the Office Park (which shall include, but not limited to, the regular, ordinary cleaning of any such lakes and the clearing of debris from any conduits which serve to direct water into or out of said lakes);

              (vi) the cleaning and maintaining of any drainage or water run-off facilities on the Office Park;

             (vii) the repair and maintenance of any sanitary sewer, water, telephone and power lines serving the Property to the extent that the repair of such lines is not the responsibility of Fulton County or any other governmental authority or the utility providing such utility service;

            (viii) the maintenance, upkeep and repair of any roads on the Office Park (which shall include, but not be limited to, the periodic lining and painting of lines of such roads, the periodic asphalting and recovering of such roads, and the periodic graveling and clearing of any shoulders of said roads);


              (ix) maintenance, upkeep and repair of lighting facilities on the Office Park;

               (x) the administration, governing and operation of the Association;

              (xi) accounting, tax and financial reporting services of the Association; and

             (xii)  any costs associated with a special assessment.

          18.  Damage and Destruction.  For the purposes of Paragraph 9 of
               ----------------------
the Lease, if more than twenty-five percent (25%) of the usable square feet within the Premises are damaged or destroyed by a casualty, the restoration or rebuilding of such can be completed within one hundred eighty (180) days of the damage or destruction, and Landlord elects to restore or rebuild said Premises, then Tenant shall have the right to vacate the entire
Premises for the period of restoration of the Premises and Rent shall abate as to all of said Premises for said period. If Tenant so elects such right, such election shall be made within five (5) days of the date Landlord notifies Tenant of Landlord's election to restore or repair said Premises.

          19.  Reletting.  For the purposes of Paragraph 11 of the Lease,
               ---------
if Landlord is renting the Premises for or on behalf of Tenant after a default by Tenant, reletting by Landlord, if any, shall not be to an affiliate or subsidiary of Landlord, unless the Rent received under such lease is comparable to the rent Landlord, would have received from a third-party independent of Landlord on an arms-length transaction.

          20.  Operating Costs:  Audit.  If the results of any audit
               -----------------------
performed by Tenant under Paragraph 3 of the Lease conclude that Landlord has overcharged Tenant on the amount of Operating Costs by in excess of five percent (5%), and such results are unchallenged or, after any such challenge, the audit is found to be accurate, then Landlord shall pay for the actual and reasonable costs of the audit.

          21.  Assignment and Subletting.  Notwithstanding the terms and
               -------------------------
conditions of Paragraph 11 of the lease, if Tenant proposes an assignee of the Lease or a sublessee of all or any portion of the Premises, which assignee or sublessee has a creditworthiness and financial condition which is, in Landlord's reasonable judgment, equal to or greater than the financial condition of Tenant at the time the Lease was originally executed, and if the proposed assignment or sublease is at such a rental rate or other consideration as would provide a sum of monetary payments and all other consideration from the sublessee or assignee in question which is in excess of the amount due from Tenant to Landlord under the terms of the Lease for the space and period of time in question (the "Excess Proceeds"), then such sublessee or assignee shall expressly assume the obligations of Tenant under the Lease, and Landlord shall have the option of either (i) accepting such sublease or assignment, and taking all of the Excess
Proceeds therefrom, in which event Tenant shall be, in the event of an assignment, released from liability under the Lease from and after the date that the assignee assumes the liability under the Lease, and, in the event of a sublease, Landlord shall covenant not to sue Tenant for that portion of the Lease and for that portion of time which the sublessee expressly assumes to be obligated to pay for, or (ii) accepting such sublease or assignment, and permitting Tenant to accept and retain such Excess
Proceeds, in which event Tenant shall not be released from the liability of "Tenant" under the Lease. In no other circumstances shall Tenant be released or relieved from liability under the Lease, or shall Tenant be entitled to Excess Proceeds.

          22.  Club Memberships.  (a) Landlord shall provide on behalf of
               ----------------
Tenant the initiation fees and the regular monthly dues payments for one hundred ten (110) individual, athletic memberships at the Concourse Athletic Club (the "Club"), for one (1) year, as long as Tenant occupies the Premises in accordance with the terms and conditions of the Lease. These memberships shall be used as Tenant determines, and Tenant shall direct Landlord to pay the Club the amounts necessary to maintain such memberships in good standing for such one (1) year period. The determination of which individuals of Tenant shall be entitled to use such memberships shall be made, and such direction shall be given to the Club by Tenant, on or before July 1, 1992.

     (b) Tenant shall pay to Landlord or Landlord's designee a processing fee of $25.00 per new membership for each and every membership which is utilized, after the first fifty (50) memberships are used by Tenant. There shall be no such processing fee charged to Tenant for the first fifty (50) memberships used by Tenant. Landlord or Landlord's designee may proscribe such other reasonable conditions or terms on such memberships as Landlord or Landlord's designee determines, as long as such conditions or terms do not create additional costs to Tenant for such initial one hundred ten (110) memberships.

     (c) Nothing required herein shall mean or be deemed to mean that Landlord shall be obligated to pay any additional charges which Tenant might incur in or with respect to the Club which are not included as a part of the customary memberships at the Club, and all such charges shall be the responsibility of the individuals of Tenant incurring such charges.

     (d) Nothing contained herein shall mean or be construed to mean that Landlord guarantees that the Club shall remain open for business, or that Landlord would have an obligation or requirement to provide access or membership to another athletic or health club facility if the Club ceases to operate or changes its method of operations, and Landlord has not made and does not make any such agreement.

                                 Addendum 1
                                 ----------

Assume:  Consumer Price Index ("C.P.I.") as follows:

April 1992 - 100

April 1993 - 105

April 1994 - 110

April 1995 - 115

April 1996 - 120

April 1997 - 125

April 1998 - 130

April 1999 - 135

April 2001 - 145

The Adjusted Monthly Rental for the sixth (6th) Lease Year shall be determined as follows:

$16.50    x    [.55]  X  (125 - 100)
               ---------------------
 13.75
 -----

                      100               =    $16.50  X  100  =
$ 2.27

The increase for the sixth (6th) Lease Year shall be $2.27, and the Adjusted Monthly Rental for the sixth (6th) Lease Year shall be $18.77 per rentable square foot per annum.

The Adjusted Monthly Rental for the Seventh (7th) Lease Year shall be determined as follows:

$16.50    x    [.55]  X  (130 - 100)
               ---------------------
 16.55
 -----

                      100               =    $16.50  X  100  =
$ 2.72

The increase for the seventh (7th) Lease Year shall be $2.72, and the Adjusted Monthly Rental for the seventh (7th) Lease Year shall be $19.22 per rentable square foot per annum.

The Adjusted Monthly Rental for the eighth (8th) Lease Year shall be determined as follows:

$16.50    x    [.55]  X  (135 - 100)
               ---------------------
 19.25
 -----

                      100               =    $16.50  X  100  =
$ 3.18

The increase for the eighth (8th) Lease Year shall be $3.18, and the Adjusted Monthly Rental for the eighth (8th) Lease Year shall be $19.68 per square foot per annum.

The Adjusted Monthly Rental for the ninth (9th) Lease Year shall be determined as follows:

$16.50    x    [.55]  X  (140 - 100)                        22
               ---------------------                        --


                      100               =    $16.50  X  100  =
$ 3.65

The increase in Adjusted Monthly Rental for the ninth (9th) Lease Year shall be $3.65, and the Adjusted Monthly Rental for the ninth (9th) Lease Year shall be $20.13 per rentable square foot per annum.

                                EXHIBIT "A"

                    LOCATION OF PREMISES WITHIN BUILDING

                            CORPORATE CENTER ONE



                            [BLUEPRINT DIAGRAM]



                          Concourse 1 - 6th Floor
                            1 Concourse Parkway
                              Atlanta, Georgia
                            THE LANDMARKS GROUP

                                EXHIBIT "B"

                         SPACE PLAN OF THE PREMISES

                            CORPORATE CENTER ONE



                  REFERENCED TO PLANS BY WAKEFIELD BEASLEY
                                 JOB # 9116
                               DATED 8/12/91

                                EXHIBIT "C'
                                -----------

                            WORK AGREEMENT FOR
                         COMPLETION OF THE PREMISES
                          FOR OCCUPANCY BY TENANT


                               -------------

Landlord and Tenant executed a Lease for Premises on the sixth (6th) floor of the Building and hereby attach this Work Agreement to said Lease as Exhibit
                                                                    -------
"C" thereto.
- ---

In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference) and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

I.   GENERAL

     A. All work required for the construction of the Premises shall be carried out by Contractor in accordance with Working Drawings and Specifications, on the basis of a contract entered into by Landlord and such Contractor.

     B. Tenant hereby appoints Jeff Lewis to act for Tenant in all matters covered by this Exhibit C.
                                  ---------

     C.   Definitions:

          1.   "Usable Square Feet" shall be 34, 404 for the purpose of the
               --------------------
               Lease. Usable Square Feet shall be determined in accordance with and defined by the Building Owners and Managers Association (BOMA) Standard Method of Floor Area
               Calculations, latest edition.

          2.   "Space Plan" means the graphic presentation of the Premises,
               ------------
               indicating partitions, doors, electrical and telephone outlets and furniture arrangements.

          3.   "Working Drawings and Specifications" (Contract Documents)
               -------------------------------------
               means the plans and specifications of completion of the Premises including, but not limited to, architectural, mechanical and electrical working drawings. The working drawings and specifications shall be in detail required for construction of the Premises, and shall be in compliance with all applicable law.

          4.   "Architect" means that architect or designer appointed by
               -----------
               Tenant, with Landlord's consent (such consent of Landlord not to be unreasonably withheld or delayed), to provide design services for the Premises.

          5.   "Contractor" means the Contractor appointed by Landlord,
               ------------
               with Tenant's consent (such consent of Tenant not to be unreasonably withheld or delayed), to construct the Work required by the Contract Documents.

          6.   "Completion of the Premises" means the substantial
               ----------------------------
               completion of the Premises required by the Contract
               Documents.

          7.   "Tenant Fit-Up Work" means any tenant fit-up and finish work
               --------------------
               in the Premises.

II.  THE WORK
     --------

     (i)  Turnover of Premises.  (a)  The Premises shall be unoccupied and
          --------------------
in broom-clean condition, on or before April 30, 1992 (the "Turnover Date"), and Completion of the Premises shall occur, subject to any "Tenant Delay", on or before August 1, 1992. Such Premises shall be turned over on an "as is" basis, with no representations or warranties by Landlord as to the fitness of the Premises, but Landlord shall insure that the tenant occupying the Premises prior to Tenant shall take due care in vacating said Premises.

          (b) Landlord's failure to achieve Completion of the Premises on or before August 1, 1992 (as such date is extended by any Tenant Delays) shall not make the Lease void or voidable, but the Commencement Date shall be delayed by one (1) day for each and every day past August 1, 1992 that the Premises are so turned over to Tenant.

          (c) The Tenant Fit-Up Work for the Premises shall be bid to three (3) tenant fit-up and finish work contractors which are mutually acceptable to Landlord and Tenant, in their respective reasonable judgment. Form such bids, Landlord and Tenant shall select the lowest qualified bidder as the Contractor for the Premises.

    (ii)  Tenant Fit-Up Work.  (a)  Contractor, through Landlord, shall be
          ------------------
responsible for the construction and installation of the Tenant Fit-Up Work. Contractor, through Landlord, shall cause the Tenant Fit-Up Work to be performed and completed with first class materials in a good and workmanlike manner and in compliance with plans and specifications delivered to Landlord. When Tenant's plans and specifications are delivered to Landlord, (which plans shall comply with all applicable laws) Landlord shall promptly review the same and notify Tenant in writing of any comments thereon, or proposed revisions thereto, which comments shall be given by Landlord to Tenant within ten (10) business days after the receipt by Landlord of such plans and specifications. Representatives of both parties shall promptly make themselves available to discuss and resolve any such comments or revisions, and such plans and specifications shall promptly be revised by Tenant to incorporate any agreed upon changes, and Landlord and Tenant shall negotiate in good faith until all questions are finally resolved.

   (iii)  Tenant's Allowance.  (a)  Tenant shall be granted the allowance
          ------------------
for the completion of the tenant fit-up and finish work in the Premises of Twelve and No/00 Dollars ($12.00) per usable square foot (the "Allowance"). All of the Allowance shall be set aside for Tenant's purposes. Tenant shall promptly pay when due all costs incurred by Tenant in connection with Tenant's Work, in excess of the Allowance.

          (b) The Allowance shall be disbursed by Landlord in accordance with the contract with Contractor. Within sixty (60) days after Landlord determines that the work in the Premises has been completed in a satisfactory and lien free basis, Landlord shall fund any portion of the Allowance not previously funded to Tenant.

          (c) Landlord shall not charge to Tenant a supervisory or other like fee in connection with the Tenant Fit-Up Work.

III. COMPLETION AND COMMENCEMENT DATE
     --------------------------------

     Tenant's obligation to pay Rent shall not commence until Completion of the Premises; provided, however, if Landlord is delayed in achieving Completion of the Premises as a result of or in connection with:

     A. Tenant's failure to furnish all information so that Working Drawings and Specifications can be completed by April 15, 1992; or

     B. Tenant's request for materials, finishes, or installations other than Landlord's "Building Standard Materials"; or

     C    Tenant's changes in the Space Plan after approval by Tenant; or

     D. Tenant's failure to respond within any of the time periods specified in this Work Letter;

     (Collectively a "Tenant Delay") then the commencement of Rent will occur on the date Completion of the Premises would have occurred, were it not for the days of Tenant Delay.

                                EXHIBIT "D"
                           RULES AND REGULATIONS

The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Section 29 of the Lease.

1.   Obstruction:  The sidewalks, entries, passages, corridors, halls,
     -----------
lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of the Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

2.   Ordinary Business Hours:  Whenever used in the Lease or in these rules
     -----------------------
and regulations, the ordinary business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year's Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

3.   Deliveries:  Tenant shall insure that all deliveries of supplies to
     ----------
the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person delivering supplies to Tenant damages the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

4.   Moving:  Furniture and equipment shall be moved in or out of the
     ------
Building only upon the elevator designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

5.   Heavy Articles:  No safe or article the weight of which may, in the
     --------------
reasonable opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises.

6.   Nuisance:  Tenant shall not do or permit anything to be done in the
     --------
Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building.

7.   Building Security:  Landlord may restrict access to and from the
     -----------------
Premises and the Building outside of the ordinary business hours of the Building for reasons of Building Security. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building.

8.   Pass Key:  The janitor of the Building may at all times keep a pass
     --------
key to the Premises, and he and other agents of Landlord shall at all times be allowed admittance to the premises.

9.   Locks and keys for Premises:  No additional lock or locks shall be
     ---------------------------
placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy Tenant shall promptly return to Landlord all keys to the Building, offices, toilet rooms and parking facilities.

10.  Signs:  Signs on Tenant's entrance door will be  provided for Tenant
     -----
by Landlord. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs, or other notices shall be of Building standard order, size and style, and at such places as shall be designed by Landlord.

11.  Use of Water Fixtures:  Water closets and other water fixtures shall
     ---------------------
not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

12.  No Animals, Excessive Noise:  No animals shall be allowed in the
     ---------------------------
offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

13.  Bicycles:  Bicycles or other vehicles shall not be permitted anywhere
     --------
inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

14.  Trash:  Tenant shall not allow anything to be placed on the outside of
     -----
the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

15.  Windows and Entrance Doors:  Window shades, blinds or curtains of a
     --------------------------
uniform Building Standard color and pattern only shall be provided for the exterior glass of the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in the lowered position at all times to provide uniform exposure from the outside. Tenant entrance doors should be kept closed at all times in accordance with the fire code.

16.  Hazardous Operations and Items:  Tenant shall not install or operate
     ------------------------------
any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. the use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

17.  Hours for Repairs, Maintenance and Alterations:  Any repairs,
     ----------------------------------------------
maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

18.  No Defacing of Premises:  Except as permitted by Landlord, Tenant
     -----------------------
shall not mark upon, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings, or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents and any defacement, damage or injury caused by Tenant shall be paid for by Tenant.

19.  Limit on Equipment:  Tenant shall not, without Landlord's prior
     ------------------
written consent, install or operate any computer using more than ten (10) AMPS, duplicating or other large business machines or equipment, upon the Premises, or carry on any mechanical business thereon. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done by the electrician of the Building only at Tenant's expense, and no outside wiring persons shall be allowed to do work of this kind unless by the written consent of Landlord or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

20.  Solicitation, Food and Beverages:  Landlord reserves the right to
     --------------------------------
restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit machine or equipment for dispensing goods or foods or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord. Only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the elevators or public areas of the Building for that purpose.

21.  Captions:  The caption for each of these rules and regulations is
     --------
added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

                                EXHIBIT "E"

                        DESCRIPTION OF THE PROPERTY
                        ---------------------------

                   LEGAL DESCRIPTION - CORPORATE CENTER I
                   --------------------------------------

All that tract or parcel of land lying and being in Land Lot 17, 17th District, Fulton County, Georgia (also lying in Parcel I and II on a plat titled "Survey for the Landmarks Group Properties Corporation and
Republicbank Dallas, National Association", dated February 13, 1982, last revised June 10, 1983 by H. E. Harper) and being more particularly described as follows:

To reach the TRUE POINT OF BEGINNING commence at the intersection of the former Southern Right-of-Way of Hammond Drive if extended (which Right-of-Way varies, but was 47.9 Feet from the centerline) and the former Western Right-of-Way of Peachtree Dunwoody Road if extended (which Right-of-Way varies, but was 41.7 Feet from the centerline); thence along the former Western Right-of-Way of Peachtree Dunwoody Road South 02(degrees) 14 Feet 39" East a distance of 301.51 Feet to a point; thence continuing along said former Right-of-Way South 00(degrees) 04 Feet 42" West a distance of 128.30 Feet to a point; thence continuing along said former Right-of-Way South 02(degrees) 51 Feet 09" West a distance of 257.51 Feet to a point; thence leaving said former Western Right-of-Way of Peachtree Dunwoody Road North 77(degrees) 53 Feet 10" West a distance of 10.61 Feet to a point on the existing Western Right-of-Way of Peachtree Dunwoody Road, which point marks the TRUE POINT OF BEGINNING; thence continuing along said Right-of-
Way South 02(degrees) 44 Feet 14" West a distance of 151.23 Feet to a point; thence continuing along said Right-of-Way South 07(degrees) 31 Feet 24" West a distance of 221.06 Feet to a point; thence continuing along said Right-of-Way South 04(degrees) 28 Feet 01" West a distance of
118.92 Feet to a point; thence continuing along said Right-of-Way South 19 degrees 17 Feet 25" West a distance of 285.24 Feet to a point at its intersection with the Northwestern Right-of-Way of Interstate Highway 285 (variable Right-of-Way); thence along the Northwestern Right-of-Way of Interstate Highway 285 South 60(degrees) 30 Feet 32" West a distance of 147.38 Feet to a point; thence leaving said Right-of-Way North 05 (degrees) 24 Feet 46" West a distance of 376.07 Feet to a point; thence
North 42(degrees) 24 Feet 02" West a distance of 290.00 Feet to a point; thence North 87(degrees) 17 Feet 14" West a distance of 67.30 feet to a point; thence South 02(degrees) 39 Feet 32" West a distance of 76.13 Feet to a point; thence South 41(degrees) 31 Feet 43" East a distance of 15.32 Feet to a point; thence South 02(degrees) 41 Feet 25 inches West a distance of 42.42 Feet to a point; thence South 42(degrees)
11 Feet 23" East a distance of 15.25 Feet to a point; thence South 02 degrees 39 Feet 32" West a distance of 146.02 Feet to a point; thence
South 47(degrees) 35 Feet 58" West a distance of 32.58 Feet to a point; thence North 87(degrees) 18 Feet 03" West a distance of 157.13 Feet to a point; thence South 02(degrees) 42 Feet 14" West a distance of 71.88 feet to a point; thence North 42(degrees) 17 Feet 47" West a distance of
203.28 Feet to a point; thence North 02(degrees) 41 Feet 57" East a distance of 372.38 Feet to a point; thence South 88(degrees) 54 Feet 38"
East a distance of 49.13 Feet to a point; thence North 02(degrees) 33 Feet 01" East a distance of 113.39 Feet to a point; thence South 87
(degrees) 18 Feet 46" East a distance of 0.27 Feet to a point; thence North 02(degrees) 42 Feet 10" East a distance of 424.58 Feet to a point; thence South 87(degrees) 56 Feet 37" East a distance of 68.50 Feet to a point; thence North 02(degrees) 01 Feet 32" East a distance of 256.17 Feet to a point on the existing Southern Right-of-Way of Hammond Drive;
thence along the Southern Right-of-Way of Hammond Drive South 87(degrees) 58 Feet 03" East a distance of 61.05 Feet to a point; thence South 02
(degrees) 06 Feet 51" West a distance of 33.08 Feet to a point; thence along a curve to the left an arc distance of 140.82 Feet (said curve having a radius of 197.50 Feet, a chord distance of 137.85 Feet and a chord bearing South 18(degrees) 18 Feet 41" East) to a point; thence South 38(degrees) 44 Feet 13" East a distance of 11.29 Feet to a point;
thence along a curve to the right an arc distance of 131.62 Feet (said curve having a radius of 182.00 Feet, a chord distance of 128.77 Feet and a chord bearing South 18(degrees) 01 Feet 09" East) to a point; thence
South 02(degrees) 41 Feet 56" West a distance 345.47 Feet to a point;
thence along a curve to the left an arc distance of 78.54 Feet (said curve having a radius of 100.00 Feet, a chord distance of 76.54 Feet and a chord bearing South 19(degrees) 48 Feet and 05" East) to a point; thence
South 42(degrees) 18 Feet 06" East a distance of 88.44 Feet to a point; thence along a curve to the left an arc distance of 154.72 Feet (said curve having a radius of 197.00 Feet, a chord distance of 150.77 Feet and a chord bearing South 64(degrees) 48 Feet 03" East) to a point; thence
South 87(degrees) 17 Feet 59" East a distance of 13.11 Feet to a point; thence along a curve to the right an arc distance of 73.79 Feet (said curve having a radius of 201.00 Feet, a chord distance of 73.38 Feet and a chord bearing South 76(degrees) 46 Feet 59" East) to a point; thence North 09 (degrees) 38 Feet 55" East a distance of 74.44 Feet to a point; thence
South 87(degrees) 17 Feet 14" East a distance of 86.84 Feet to a point; thence along a curve to the left an arc distance of 179.36 Feet
(said curve having a radius of 127.50 Feet, a chord distance of 164.93 Feet and a chord bearing North 52(degrees) 24 Feet 48" East) to a point;
thence South 77(degrees) 53 Feet 10" East a distance of 40.66 Feet to the TRUE POINT OF BEGINNING, said tract containing 11.898 acres.

     The legal description as contained herein is based on the property as shown on that certain survey titled'As-Built Survey of Concourse Corporate Center I for Concourse I, Ltd. and Lawyers Title Insurance and Chicago Title Insurance Company', dated September 21, 1984, last revised September 17, 1986, prepared by Benchmark Engineering Corporation, bearing the certification of Thomas A. Kohn, Georgia Registered Land Surveyor No. 2208.

                                EXHIBIT "F"



                            [BLUEPRINT DIAGRAM]



                           Concourse - 7th Floor
                            1 Concourse Parkway
                              Atlanta, Georgia

                            THE LANDMARKS GROUP

                                 EXHIBIT G
                                 ---------

                          LIST OF EQUIPMENT TO BE
                            LOCATED ON PREMISES


70-100 Personal Computer

D-45 IBM As-400 Computer with 40-60 Terminals

Possibly Telephone Switch Required - 240v

Mail Room Equipment requiring 115v/120v

3 Copiers

Miscellaneous Office Equipment